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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549




                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934




                Date of Report (Date of earliest event reported)
                                  July 7, 1999
                                  ------------


                        Central American Equities Corp.
             (Exact name of registrant as specified in its chapter)



         Florida                      0-24185                   65-0636168
 ---------------------------        -----------              -----------------
(State or other jurisdiction        Commission                 IRS Employer
    of incorporation)               File Number              Identification No.




      19200 Von Karman, Suite 850, Irvine, CA                92612
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     (Address of principal executive offices)              (Zip Code)

               Registrant's telephone number, including area code

                                  949-757-0222
                                  ------------

           ----------------------------------------------------------
         (Former name or former address, if changed since last report)


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Item 4. Changes in Registrant's Certifying Accountant.

At a board of directors meeting held on July 7, 1999 of which a quorum was present, the Board of Directors of Central American Equities Corp. accepted the resignation of Steven J. Gannuscio as its Certified Accountant for the fiscal years ended December 31, 1997 and December 31, 1998. Mr. Gannuscio resigned because he did not hold the proper credentials to file audited reports with the Securities and Exchange Commission.

During the past two years, Mr. Gannuscio was the principal accountant for Central American Equities Corp. At no time did Mr. Gannuscio's financial statements contain an adverse opinion or disclaimer of opinion or was modified as to uncertainty, audit scope, or accounting principles. Nor were there any disagreements with Mr. Gannuscio on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

On July 7, 1999, Central American Equities Corp. engaged Pinkham and Pinkham, P.C. Certified Public Accountants as the principal accountant for the company. Central American Equities Corp. has authorized Mr. Gannuscio to respond fully to the inquiries of the successor accountant. On October 15, 1999, Pinkham and Pinkham, P.C. issued an independent audit of Central American Equities Corp. This new audit was filed on October 19, 1999 with the SEC as Item 7 of Form 10-KSB/A.

Item 7. Exhibits

16. Letter from former accountant indicating agreement with the statements in this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central American Equities Corp.
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         (Registrant)

Date: October 28, 1999

/s/ Michael N. Caggiano
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Michael N. Caggiano
President and CEO